UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 16, 2026

CREATIVE REALITIES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13100 Magisterial Drive, Suite 102, Louisville, KY	40223
(Address of principal executive offices)	(Zip Code)

(502) 791-8800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CREX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Warrant Repurchase Agreement

On February 16, 2026, Creative Realities, Inc. (the “Company”) entered into a Warrant Repurchase Agreement (the “Warrant Repurchase Agreement”) with Slipstream Communications, LLC (the “Warrant Holder”). Under the Warrant Repurchase Agreement, the Company agreed to repurchase from the Warrant Holder a warrant (the “Warrant”) to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for an aggregate repurchase price of $200,000. The Warrant was initially issued to the Warrant Holder pursuant to a Second Amended and Restated Loan and Security Agreement, dated as of February 17, 2022, by and among the Company, the Warrant Holder and the other signatories thereto and was subsequently amended and restated twice, as of June 30, 2022 and as of October 17, 2024, respectively. As amended and restated, the Warrant was exercisable for up to an aggregate of 1,731,499 shares of Common Stock (the “Warrant Shares”) at an exercise price per Warrant Share equal to $6.00. The closing of the Warrant repurchase (the “Warrant Repurchase”) was completed on February 17, 2026. Upon settlement of the transaction, the Warrant was cancelled and is of no further force or effect.

First Amendment to Amended and Restated Credit Agreement

On February 16, 2026, and in conjunction with the Warrant Repurchase, the Company and certain of its subsidiaries entered into a First Amendment to Amended and Restated Credit Agreement (the “Amendment”) with the other loan parties signatory thereto (the “Loan Parties”), the financial institutions or other entities from time to time parties thereto (the “Lenders”), and First Merchants Bank, an Indiana bank, as Agent for the Lenders (“Agent”). The Amendment amended the Company’s Amended and Restated Credit Agreement dated as of November 6, 2025 (the “Credit Agreement”). Pursuant to the Amendment, the Agent and Lenders provided requisite consent to the Company for the Warrant Repurchase and the parties agreed that payment of the Warrant Repurchase price would not reduce the amount of “Excess Cash Flow” of the Company for purposes of determining certain Company prepayment obligations.

The foregoing descriptions of the Warrant Repurchase Agreement and the Amendment are not complete and are qualified in their entirety by reference to the full text of such agreements filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 18, 2026, the Company issued a press release announcing the Warrant Repurchase, which is furnished as Exhibit 99.1 hereto.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statement and Exhibits.

(d)         Exhibits

Exhibit No.	Description
10.1	Warrant Repurchase Agreement dated as of February 16, 2026 by and between the registrant and Slipstream Communications, LLC
10.2
First Amendment to Amended and Restated Credit Agreement dated as of February 16, 2026 by and among the registrant, the other Loan Parties signatory thereto, the financial institutions or other entities from time to time parties thereto, each as a Lender, and First Merchants Bank, as Agent for the Lenders

99.1	Press release dated February 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2026

Creative Realities, Inc

By:	/s/ Tamra Koshewa
Tamra Koshewa
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Warrant Repurchase Agreement dated as of February 16, 2026 by and between the registrant and Slipstream Communications, LLC
10.2
First Amendment to Amended and Restated Credit Agreement dated as of February 16, 2026 by and among the registrant, the other Loan Parties signatory thereto, the financial institutions or other entities from time to time parties thereto, each as a Lender, and First Merchants Bank, as Agent for the Lenders

99.1	Press release dated February 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)